UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 11, 2022, Verisk Analytics, Inc. (“Verisk”) and certain of its wholly-owned subsidiaries completed the disposition of Verisk’s 3E business (“3E”) pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) by and among Verisk, Tamarack Buyer, L.L.C. (“Buyer”) and, solely for the limited purpose set forth therein, 3E Company Environmental, Ecological and Engineering, a wholly-owned subsidiary of Verisk, for potential aggregate cash consideration of up to $950 million (the “Transaction”). Buyer is an entity that was formed on behalf of, and is controlled by, certain investment funds affiliated with New Mountain Capital, L.L.C. (“New Mountain”). The purchase price consists of $630 million of cash consideration paid to Verisk at the closing of the Transaction (subject to customary purchase price adjustments for, among other things, the cash, working capital and indebtedness of 3E as of the closing), up to $50 million of earnout payments that may be paid to Verisk based on 3E’s financial performance in 2023 and 2024, and up to $270 million of additional deferred payments that may be paid to Verisk based on New Mountain’s future return on its investment in 3E.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K of Verisk dated January 24, 2022 and is incorporated by reference in its entirety.

Exhibit Index

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: March 11, 2022	By:	/s/ Kathy Card Beckles
		Name:	Kathy Card Beckles
		Title:	Executive Vice President, General Counsel and Corporate Secretary